UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2024
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	93-4225266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amneal Pharmaceuticals, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 2, 2024. Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting as follows:
Proposal 1: To elect the following director nominees to hold office until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Emily Peterson Alva	253,927,467	1,736,375	40,449	24,065,209
Deb Autor	254,054,265	1,609,738	40,288	24,065,209
J. Kevin Buchi	253,532,508	2,069,308	102,475	24,065,209
Jeff George	253,898,828	1,763,854	41,609	24,065,209
John Kiely	253,584,848	2,015,861	103,582	24,065,209
Paul Meister	238,720,752	16,941,409	42,130	24,065,209
Ted Nark	253,943,612	1,499,704	260,975	24,065,209
Chintu Patel	254,283,523	1,100,436	320,332	24,065,209
Chirag Patel	254,065,112	1,379,383	259,796	24,065,209
Gautam Patel	251,712,874	3,732,183	259,234	24,065,209
Shlomo Yanai	254,374,881	1,067,043	262,367	24,065,209

Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
254,365,134	1,199,935	139,222	24,065,209

Proposal 3: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
279,106,284	624,760	38,456	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary